June 30, 1997



Mr. Paul R. Ryan
Chief Executive Officer
Acacia Research Corporation
12 South Raymond Avenue
Pasadena, CA 91105


Dear Mr. Ryan:

This letter agreement (the "Agreement") will confirm the understanding between Acacia Research Corporation ("Acacia" or the "Company") and Cruttenden Roth Incorporated ("CRI" or the "Advisor") pursuant to which the Company has retained CRI to act as a non-exclusive Advisor, on the terms and subject to the conditions set forth herein, in connection with financial consulting services to be provided to the Company by CRI in matters relating to possible merger and acquisition transactions, capital market financings, investment opportunities, negotiations and valuation work with companies in which Acacia holds a minority or majority interest, investor relations, including the Company's participation in investment conferences sponsored by CRI, and such other services as the Company may request from time to time and CRI may agree to provide (the "Services"). The Services shall not include any underwriting or broker-dealer related activities, and the Company agrees to bear sole responsibility for the negotiation, preparation, filing, amending and distribution of any offering materials or transaction documents, in connection with any of the foregoing investments or transactions.

RETENTION. The Company hereby retains CRI on a non-exclusive basis to act as its financial advisor for a period of two years, subject to earlier termination as hereafter provided, from the date hereof in connection with the Services to be provided to the Company by CRI. CRI agrees to act as Advisor to the Company and to perform the Services. Subject to the terms and conditions of this Agreement, the nature and scope of the Advisor's efforts shall be limited solely to that of Advisor to the Company on matters including but not limited to those defined above, and within such limits CRI shall engage in such activities as it deems appropriate and which are acceptable to the Company. CRI shall promptly provide the Company with reports in writing, as the Company may request, describing the services rendered by CRI each quarter during the term of this Agreement. The Company agrees to retain its own legal counsel and accountants for any necessary legal and tax advice, including any such services or related services in connection with the Services to be provided by the Advisor.

COMPENSATION. In consideration of the above services the Advisor agrees to accept, within twelve months of the date of this agreement, Warrants representing the right to purchase a total of 100,000 shares of the Company's Common Stock, at an exercise price equal to the fair market price per share of the Common Stock on the date of issuance. The Warrants shall be represented by two certificates to purchase 50,000 shares each, having the following terms (See Exhibit A "Form of Warrant' for complete terms and conditions.)

    1) Warrants at an aggregate purchase price of $500 (or $0.01 per warrant) representing the right to purchase the first 50,000 shares of the Company's Common Stock shall be exercisable for a period of three years from the date of issuance, but not within the first year from date of issuance; and

    2) Warrants at an aggregate purchase price of $500 (or $0.01 per warrant) representing the right to purchase the second 50,000 shares of the Company's Common Stock shall be exercisable for a period of three years from the date of issuance, but not prior to two years from the date of issuance, except that these Warrants shall be automatically revoked and canceled without any action whatever by the Company if this Agreement is terminated by either the Advisor or the Company for any reason whatsoever prior to the expiration.

    3) The Warrants shall contain a cash-less exercise option which will permit CRI at its option, to exercise its warrants without necessarily requiring the use of cash for the purchase of the Shares. ("Cash-less Option"). The Cash-less Option will permit CRI, in its exercise of the Warrants, to pay in cash or check for the shares represented by those Warrants, to pay for the acquired shares through a reduction in the number of shares issuable on such exercise providing the current value of the Company's shares (as reported by the Nasdaq National Market System) exceeds the warrant exercise price.

    4)
         a) If the Company, at any time after the date one year from the date hereof and prior to the expiration date of the Warrants issued to CRI under this Agreement proposes to register any Common Stock with the Securities and Exchange Commission (together with any other federal agency at the time administering the Securities Exchange Act of 1934, as amended (the "Exchange Act') and Securities Act of 1933, as amended, the "Commission"), other than pursuant to a registration statement on a form exclusively for the sale and distribution of securities by the Company to employees of the Company or its subsidiaries or for use exclusively in connection with a business combination, whether or not for sale for its own account, and the registration form to be used may be used for the shelf registration of the shares of Common Stock issued or issuable upon exercise of a Warrant issued pursuant to this Agreement (unless: (1) a registration statement covering such Registrable Share has been declared effective by the Commission, (2) such share is transferred to any person other than the Advisor, (3) such share (after initial issuance) is held by the Company or one of its subsidiaries or otherwise ceases to be outstanding, or (4) the share of Common Stock may be traded without restriction pursuant to paragraph (k) of Rule 144, if applicable) (the "Registrable Shares"), the Company will promptly give written notice to the Advisor of the Company's intention to effect such a registration and include in such registration all Registrable Shares with respect to which the Company has received written notice from the Advisor for inclusion therein within 20 days after the date of the Company' s notice; provided that:

              i) if, at any time after giving written notice of its intention to register any shares and prior to the effective date of the registration statement filed in connection with such registration, the Company or its counsel determines that pursuant to a contractual obligation with a third party the inclusion of any Registrable Shares in such registration statement would impede or hinder the Company in fulfilling its contractual obligations, the Company shall temporarily be relieved of its obligation to register any Registrable Shares in connection with such registration;
              ii) If such registration shall be in connection with an underwritten public offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares requested to be included m such registration exceeds the number of such securities which can be sold in such offering or would have an adverse impact on the price of such securities, the amount to be registered shall be determined by the Company in its sole and absolute discretion; and
              iii) the number of shares to be sold by the Advisor is not less than 10,000.

         b) If any such registration described in paragraph (a) above (each a "Piggy-Back Registration") is an underwritten primary offering, the Advisor shall not have the right to select the managing underwriter to administer such offering.

         c) The maximum number of Piggy-Back Registrations hereunder shall be one (1); provided, however, that in the event that the Company offers, at its sole election, to register the Registrable Shares at any time after the execution of this Agreement, whether or not the Advisor elects to participate in such registration, the Advisor shall not be entitled to any Piggy-Back Registration hereunder.

         d) The Company's obligation hereunder shall not restrict its ability to suspend the effectiveness of, or direct the Advisor not to offer or sell securities under, any Piggy Back Registration, at any time, for such reasonable period of time that the Company believes is necessary to prevent the premature disclosure of any events or information having a material effect on the Company. In addition, the Company shall not be required to keep a Piggy Back Registration effective, or may, without suspending such effectiveness, instruct the holders of Registrable Shares included in a Piggy Back Registration not to sell such securities, during any period during which the Company is instructed, directed, ordered or otherwise requested by any governmental agency.

In addition to the compensation to be paid to the Advisor as provided above, the Company shall pay to, or on behalf of the Advisor, promptly as billed, all reasonable out-of-pocket expenses pre approved by the Company in writing (including all reasonable fees and expenses of Advisor's counsel, if any, and messenger, overnight courier, fax, telephone, copying, printing, database and travel related expenses) incurred by the Advisor in connection with the Services.

COMPLIANCE WITH LAWS. In performing Services for the Company pursuant to this Agreement, CRI shall comply with all applicable laws, including, but not limited to, federal and state securities laws. CRI represents and warrants to the Company that CRI has, or shall obtain prior to any performances of services hereunder, any and all licenses, registrations and permits necessary for the performance of CRI's Services pursuant to this Agreement.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company as of the date hereof represents, warrants and agrees for CRI's benefit as follows:

This agreement is duly authorized and validly executed and delivered by the Company, and constitutes a legal, valid and binding agreement of the Company.

In connection with the Advisor's activities hereunder, the Company agrees to furnish the Advisor with publicly disseminated written materials, including all reports under the Exchange Act, all publicly available press releases and all proxy statements and other shareholder communication. In addition, the Company, at its discretion and its prior approval of each instance, agrees to provide the Advisor with access to the Company's accountants, counsel, consultants and other appropriate agents and representatives.

Should CRI want to use agents or other third parties in connection with its services to the Company, CRI will inform the Company and provide the Company with the names of such agents or third parties prior to any engagement. The Company reserves the right to review and approve in advance any such agents or third parties as well as reserves the right not to approve such agents or third parties. CRI shall be responsible for all such agents and third parties in their observance of the terms of this Agreement.

CONFIDENTIALITY. Except to the extent authorized by the Company or required by any Federal or state law, rule or regulation or any decision or order of any court or regulatory authority, the Advisor agrees that it will refrain from disclosing to any person, other than to agents, if any, attorneys, accountants, employees, officers, and directors engaged by the Advisor or the Company in connection with any Services to be provided hereunder, each and all of whom shall have signed a confidentiality and non-disclosure agreement by the Company or be subject to an enforceable non-disclosure obligation, any confidential information which has not become public about the Company or its agents, attorneys, accountants in connection with the services rendered hereunder. Any advice rendered by CRI hereunder shall not be disclosed publicly in any manner without CRI's written approval and will be treated by the Company and CRI as confidential. In addition, CRI's advice is not intended for, and should not be relied upon by, other third parties. The Company also agrees that any reference to the Advisor or any affiliate of the Advisor in any release or communication to any party outside the Company is subject to the Advisor's approval, which approval shall not be unreasonably withheld or delayed. If the Advisor resigns or is terminated prior to any release or communication, no reference shall be made therein to the Advisor without the Advisor's prior written permission.

TERMINATION. This agreement may be terminated by the Company at any time prior to the expiration of this Agreement upon 30 days written notice to CRI. CRI may terminate the Agreement prior to the expiration of this agreement upon 30 days written to the Company but only for cause, which shall mean only: (i) the misconduct or bad faith of any of officer, director or employee of the company with respect to the Company's performance of its duties under this agreement,
(ii) the Company's breach of any of the provisions of this Agreement or (iii) the voluntary or involuntary bankruptcy of the Company. Unless earlier terminated as set forth above, this Agreement shall terminate on June 30, 1999. In either event, the Company shall continue to be liable to CRI for any unpaid compensation earned by CRI pursuant to this Agreement together with any reimbursable expenses incurred through the date of termination, and the indemnity, contribution and expense reimbursement provisions contained in this Agreement shall remain operative and in full force and effect regardless of termination, expiration or consummation of Services.

NOTICES. Notices hereunder shall be given in writing and shall be mailed or delivered if to the Company at:

    Acacia Research Corporation
    12 South Raymond Avenue
    Pasadena, CA  91105
    Attn:  Paul Ryan

    if to the Advisor at:

    Cruttenden Roth, Inc.
    11150 Santa Monica Blvd.
    Suite 750
    Los Angeles, CA  90025
    Attn:  Michael Doherty

ADVERTISEMENTS. The Company agrees that the Advisor shall have the right to place advertisements in financial and other newspapers and journals at its own expense describing its services to the Company hereunder; provided that the Advisor shall have submitted a copy of any such proposed advertisement to the Company for its prior approval, which approval shall not be unreasonably withheld or delayed.

CONSTRUCTION. The Agreement incorporates the entire understanding of the parties and shall be governed by, and construed in accordance with, the laws of the State of California as applied to contracts made and performed in such State, without regard to principles of conflicts of laws.

SEVERABILITY. Any determination that any provision of this Agreement may be, or is, unenforceable shall not affect the enforceability of the remainder of this Agreement.

HEADINGS. The section headings in this Agreement have been inserted as a matter of convenience for reference and are not an effective part of this Agreement.

COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

THIRD PARTY BENEFICIARIES. This Agreement has been and is made solely for the benefit of the Company, the Advisor and the other Indemnified Persons referred to in this Agreement and the respective successors and assigns, and no other person shall acquire or have any rights under or by virtue of this agreement.

SUCCESSION. This Agreement shall be binding upon and inure to the benefit of the Company, CRI, the Indemnified Persons and their respective successors, assigns, heirs and personal representatives.

If the foregoing terms correctly set forth our Agreement, please confirm this by signing and returning to the Advisor the duplicate copy of this letter. Thereupon this letter as signed in counterpart, shall constitute our Agreement on the subject matter herein.

                             CRUTTENDEN ROTH INCORPORATED

                                  By: _________________________

                                  Title: ______________________



Confirmed and Agreed to:

ACACIA RESEARCH CORPORATION

By: ___________________

Title: ________________

Date: _________________

                                       EXHIBIT A
                                   FORM OF WARRANT

THIS SECURITY AND ANY SHARES ISSUED UPON EXERCISE OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE APPLICABLE SECURITY HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                             ACACIA RESEARCH CORPORATION

                           WARRANT TO PURCHASE COMMON STOCK

    This certifies that, for value received, Cruttenden Roth Incorporated ("the
Holder") is entitled to subscribe for and purchase up to               shares
(subject to adjustment from time to time pursuant to the provisions of Section 5 hereof) of fully paid and nonassessable Common Stock of Acacia Research Corporation, a California corporation (the "Company"), at the price specified in
Section 2 hereof, as such price may be adjusted from time to time pursuant to
Section 5 hereof (the "Warrant Price"), subject to the provisions and upon the terms and conditions hereinafter set forth and callable by the Company upon the terms and conditions set forth in Section 1 hereof.

    As used herein, the term "Common Stock" shall mean the Company's presently authorized Common Stock, no par value, and any stock into or for which such Common Stock may hereafter be converted or exchanged.

    This Warrant is issued pursuant to that certain Agreement between the Holder and the Company dated June 30, 1997.

    l.   TERM OF WARRANT

    The purchase right represented by this Warrant is exercisable, in whole or in part, at any time during a period beginning one year from the date hereof and
ending                        .

    2.   WARRANT PRICE

    The Warrant Price is $6.00 per share, subject to adjustment from time to time pursuant to the provisions of Section 5 hereof.

    3.   METHOD OF EXERCISE: PAYMENT; ISSUANCE OF NEW WARRANT.

    Subject to Section 1 hereof, the purchase right represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit 1 duly executed) at the principal office of the Company and by the payment to the
Company: (i) by cashier's check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of shares then being purchased; (ii) without payment of any cash through a cashless exercise option whereby the Holder receives a number of shares of Common Stock equal to the excess, if any, of the Current Market Price per share at the date of exercise over the Warrant Price at the time of exercise, multiplied by the number of shares for which the Warrants are to, divided by the Current Market Price. For purposes of this Section 3, the "Current Market Price" per share for any date shall mean the average of the Closing Prices of the Common Stock for the 10 Trading Days prior to such date. "Closing Price" on any Trading Day shall mean the last reported sale price, or in case no such sale takes place on such day, the average of the closing bid and asked prices, for the Common Stock as reported by the Nasdaq National Market System. "Trading Day" shall mean a day on which the Common Stock is traded on the Nasdaq National Market System; or
(iii) or a combination of (i) and (ii) of this Section 3.

The Company shall not be required to issue fractional shares as a result of the exercise of Warrants. If Holder is entitled to a fraction of a share of Common Stock as a result of the exercise of Warrants, the Company may pay Holder an amount in cash equal to the Current Market price multiplied by the fraction of a share of Common Stock to which the Holder would otherwise be entitled, without interest. The Company agrees that the shares so purchased shall be deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. In the event of any exercise of the rights represented by this Warrant, certificates for the shares of stock so purchased shall be delivered to the Holder within 15 days thereafter and, unless this Warrant has been fully exercised or expired, a new Warrant representing the portion of the shares, if any, with respect to which this Warrant shall not then have been exercised, shall also be issued to the Holder within such 15 day period.

    4.   STOCK FULLY PAID; RESERVATION OF SHARES.

    All Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof. During the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of the issuance upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

    5.   ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES.

    The kind of securities purchasable upon the exercise of this Warrant, the Warrant Price and the number of shares purchasable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of the following events:

         (a) RECLASSIFICATION, CONSOLIDATION, OR MERGER. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation, other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant, the Company, or such successor, as the case may be, shall execute a new Warrant, providing that the Holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation, or merger by a Holder of one share of Common Stock. Such new Warrant shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 5. The provisions of this subparagraph (a) shall similarly apply to successive reclassification, changes, consolidations, and mergers.

         (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its common stock, or distribute dividends on its common stock payable in Common Stock, the Warrant Price shall be proportionately decreased in the case of a subdivision or increased in the case of a combination or dividend.

         (c) ADJUSTMENT OF NUMBER OF SHARES. Upon each adjustment in the Warrant Price pursuant to any of subparagraphs (a) through (c) of this
    Section 5, the number of shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

    6.   NOTICE OF ADJUSTMENTS.

    Whenever any Warrant Price shall be adjusted pursuant to Section 5 hereof, the Company shall prepare a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Warrant Price after giving effect to such adjustment and the number of shares then purchasable upon exercise of this Warrant, and shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Holder of this Warrant at the address determined in accordance with Section 10(c) hereof, or at such other address as may be provided to the Company in writing by the Holder of this Warrant.

    7.   FRACTIONAL SHARES.

    No fractional shares of Common Stock will be issued in conjunction with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefore on the basis of the Warrant Price then in effect.

    8.   COMPLIANCE WITH SECURITIES ACT.

    The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued on exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warrant or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped and imprinted with a legend substantially in the following form:

    "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ACT"), OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE ACT AND SUCH LAWS OR (1) REGISTRATION UNDER SUCH LAWS IS NOT REQUIRED AND (2) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY IS FURNISHED TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

    9.   TRANSFER AND EXCHANGE OF WARRANT.

         This Warrant is not transferrable or exchangeable without the consent of the Company.

    10.  MISCELLANEOUS.

         (a) NO RIGHTS AS SHAREHOLDER. The Holder of this Warrant shall not be entitled to vote or receive dividends or be deemed the Holder of Common Stock or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise until the Warrant shall have been exercised and the shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

         (b) REPLACEMENT. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of mutilation, on surrender and cancellation of this Warrant, the Company, at its expense, will execute and deliver, in lieu of this Warrant, a new Warrant of like tenor.

         (c) NOTICE. Any notice given to either party under this Warrant shall be in writing, and any notice hereunder shall be deemed to have been given upon the earlier of delivery thereof by hand delivery, by courier, or by standard form of telecommunication or three (3) business days after the mailing thereof in the U.S. mail if sent registered mail with postage prepaid, addressed to the Company at its principal executive offices and to the Holder at its address set forth in the Company's books and records or at such other address as the Holder may have provided to the Company in writing.

         (d) GOVERNING LAW. This Warrant shall be governed and construed under the laws of the State of California.

    This Warrant is executed as of this _________________ day of June, 1997.


                                  ACACIA RESEARCH CORPORATION


                                  By: ______________________________

                                  Name: ____________________________

                                  Title: ___________________________

                                      EXHIBIT 1

                                  NOTICE OF EXERCISE

TO: ACACIA RESEARCH CORPORATION

    1. The undersigned hereby elects to purchase _____________________ shares of Common Stock of Acacia Research Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full.

    2. Please issue a certificate or certificates representing said shares of Common Stock in the name of the Holder at the address specified below:



         ________________________________________
         (Name)

         ________________________________________
         (Address)

         ________________________________________
         (Address)



    3. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.



                                  ____________________________________
                                  (Name of Holder)




                                  _____________________________________
                                  (Signature of Holder)